                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, For Use of
[X] Definitive Proxy Statement                  the Commission Only (as
[ ] Definitive Additional Materials             permitted by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Pennsylvania Physician Healthcare Plan, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------

    (5) Total fee paid:
    ----------------------------------------------------------------------------


[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement no.:
    ----------------------------------------------------------------------------

    (3) Filing Party:
    ----------------------------------------------------------------------------

    (4) Date Filed:
    ----------------------------------------------------------------------------

                                                                   June 14, 1999


Dear Class A and Class B Shareholder:

         On behalf of the Board of Directors, I am pleased to extend to you an invitation to attend the annual meeting of Class A shareholders of Pennsylvania Physician Healthcare Plan, Inc. to be held in Harrisburg, Pennsylvania on Saturday, June 26, 1999, beginning at 10:00 a.m.

         The notice of meeting and proxy statement which appear on the following pages contain information about matters which are to be considered at the meeting.

         In order to insure that your shares are voted at the meeting, please complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope at your earliest convenience. Every shareholder's vote is important.


                                            Sincerely yours,

                                            /s/ Gary C. Brown
                                            ------------------------------------
                                            Gary C. Brown, M.D., Chairman










================================================================================

                     PLEASE MAIL YOUR PROXY CARD IMMEDIATELY

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, WE WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE US TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

================================================================================

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
                               651 EAST PARK DRIVE
                         HARRISBURG, PENNSYLVANIA 17111

                           ---------------------------

                NOTICE OF ANNUAL MEETING OF CLASS A SHAREHOLDERS
                            TO BE HELD JUNE 26, 1999

                           ---------------------------


         Our 1999 Annual Meeting of Class A Shareholders will be held at our offices located at 651East Park Drive, Harrisburg, Pennsylvania on Saturday, June 26, 1999, at 10:00 a.m. for the following purposes:

                  1. To elect seven directors to serve for a term of three
                     years; and

                  2. To consider and transact such other business as may
                     properly come before the meeting.

         Only Class A Shareholders of record on April 30, 1999 are entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. RETURNING YOUR PROXY DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ Krista G. Maddigan
                                          -------------------------------------
                                          Krista G. Maddigan, Secretary





June 14, 1999

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.
                               651 EAST PARK DRIVE
                         HARRISBURG, PENNSYLVANIA 17111

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 26, 1999

                                                    Approximate Date of Mailing:
                                                                   June 14, 1999


This Proxy Statement is being mailed by our Board of Directors to shareholders to solicit proxies for use at our 1999 Annual Meeting of Class A Shareholders, and at any adjournment of the Annual Meeting. If you sign, date and return the enclosed proxy card, the shares represented by the proxy card will be voted as you direct. You may revoke any proxy at any time before it is exercised by giving written notice to our Secretary.

Securities Entitled to Vote

Only Class A Shareholders of record on April 30, 1999, are entitled to vote at the Annual Meeting. On that date, there were 4,087 shares of Class A voting common stock outstanding. Only holders of record who are practicing physicians (medical doctor or doctor of osteopathy), podiatrists or oral surgeons (or their qualified retirement plans) may vote (see "Definitions"). Each holder of Class A shares is entitled to only one vote, regardless of the number of Class A shares held.

The holders of at least one-third (1/3) of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for the transaction of business. All shares present in person or represented by proxy and entitled to vote are counted for quorum purposes. Directors are elected by a plurality of the votes. This means that those candidates receiving the highest number of votes, up to the number of directors to be elected at the Annual Meeting, shall be elected for three year terms expiring at the annual meeting in 2002 or until their successors are elected and qualified. For all matters other than the election of directors, approval of the matter to be voted on requires the affirmative vote of a majority of the votes cast. Abstentions are counted solely for the purpose of determining whether a quorum is present.

Election of Directors

Our Board of Directors is divided into three classes serving staggered three-year terms. Seven directors are to be elected at the Annual Meeting for three year terms expiring at the annual meeting in 2002 or until their successors are elected and qualified.

All directors were first elected in March-July, 1995 (except Dr. Kroser, who was elected in July 1996, and Mr. Felice, who was elected in January 1999 to fill an opening caused by resignation). Currently, the terms of Mr. Felice and Drs. Brown, Dunay, Gerner, Kroser, McCormick and Shah expire in 1999; those of Drs. Goldstein, Guinn, Minehart, Nevulis, Sakkal and Townsend, in 2000; and those of Drs. Dunne, Harman, Homa, Piasio, Pitcavage, Pyatt and Soiferman, in 2001. Our Bylaws provide that at least two-thirds of our directors must be actively practicing medical doctors or doctors of osteopathy.

We have nominated for election as directors Mr. Felice and Drs. Brown, Dunay, Gerner, Kroser, McCormick and Shah, all of whom are presently directors. Unless otherwise instructed by shareholders, the persons named in the enclosed form of proxy will vote all valid proxies received for the election of these nominees. We believe that all nominees will be able to serve as directors, but if this should not be the case, the proxies will be voted for a substitute nominee or nominees to be designated by our Board of Directors.

Certain information is given below for each of our nominees for director, for each of our directors whose term of office will continue after the Annual Meeting and for each of our executive officers. The information below as to each director and executive officer has been furnished to us by the person named.

                        NOMINEES FOR ELECTION AS DIRECTOR

 Name                             Age        Position with our Company
 ----                             ---        -------------------------
 Gary C. Brown, M.D.              49         Chairman of the Board and Director
 Darlene Ann M. Dunay, D.O.       41         Director
 Richard A. Felice                44         President, Chief Executive Officer
                                             and Director
 Edward W. Gerner, M.D.           58         Director
 Lila Stein Kroser, M.D.          66         Director
 Alice McCormick, D.O.            52         Director
 Jay H. Shah, M.D.                54         Director

                     DIRECTORS WHOSE TERMS HAVE NOT EXPIRED

 Name                             Age        Position with our Company
 ----                             ---        -------------------------
 Richard J. Minehart, M.D.        48         Vice Chairman of the Board and
                                              Director
 Gay D. Dunne, M.D.               58         Director
 Larry E. Goldstein, M.D.         51         Director
 Frank H. Guinn, D.O.             62         Director
 Leonard P. Harman, D.O.          55         Director
 George R. Homa, D.O.             47         Director
 John J. Nevulis, M.D.            48         Director
 Mark A. Piasio, M.D.             43         Director
 James G. Pitcavage, M.D.         65         Director
 Robert S. Pyatt, Jr., M.D.       48         Director
 Saad Sakkal, M.D.                51         Director
 Milton D. Soiferman, J.D., D.O.  56         Director
 Jay Anthony Townsend, M.D.       63         Director


                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

 Name                             Age        Position with our Company
 ----                             ---        -------------------------
 T. Clark Phillip                 48         Treasurer, Chief Financial Officer
                                             and Assistant Secretary
 Jack J. Jaroh                    39         Vice President, Sales and Marketing
 Valerie A. Harris                47         Vice President, Operations


Gary C. Brown, M.D., M.B.A. Dr. Brown has served as a Director since February, 1995. Dr. Brown is a Professor of Ophthalmology at Thomas Jefferson University School of Medicine and has conducted a medical practice in ophthalmology in the Philadelphia area since 1976. Dr. Brown, a Board certified ophthalmologist, is the Director of the Retinal Vascular Unit at Wills Eye Hospital and an instructor at the American Academy of Ophthalmology. He is also a Director of Philadelphia Medical Press. Dr. Brown served as President of our company from March, 1995 to November, 1996. He is also a member of our company's Executive Committee.

Richard J. Minehart, M.D. Dr. Minehart has served as a Director since February, 1995. Dr. Minehart has conducted a medical practice in General Surgery since 1983. From June, 1996 to June, 1998, Dr. Minehart was the Chairman of the Medical Executive Committee and President of the Medical Staff at North Penn Hospital. Dr. Minehart served as Treasurer of our company from March, 1995 to November, 1996. He is also a member of our company's Executive Committee.

Richard A. Felice. Mr. Felice has been our President and Chief Executive Officer since September, 1996 and a Director since January, 1999. From July, 1994 to August, 1996 he was President of Doctors Health Plan, Inc., a Durham, North Carolina HMO. From 1993 to July, 1994 he was Senior Vice President of Wellmark Healthcare Services, Inc., Wellesley, Massachusetts. From 1985 to 1993, he served as Sales Manager and Regional Vice President of US Healthcare in Blue Bell, Pennsylvania and Waltham, Massachusetts.

T. Clark Phillip. Mr. Phillip has been our Treasurer, Chief Financial Officer and Assistant Secretary since November, 1996. From February, 1995 until assuming his present position he was Treasurer of Doctors Health Plan, Inc. From November, 1986 until February, 1995, he was Vice President, Finance of HMO Rhode Island, Inc.

Jack J. Jaroh. Mr. Jaroh has been our Vice President, Sales and Marketing since March, 1997. From June, 1995 until assuming his present position he was Executive Vice President, External Affairs of Health Power HMO of Columbus, Ohio. From June, 1994 to June, 1995 Mr. Jaroh was Vice President, Sales and Marketing of First Option Health Plan of Red Bank, New Jersey. From June, 1989 to June, 1994 he was Vice President, Sales and Marketing of Keystone Health Plan Central, Harrisburg, Pennsylvania.

Valerie A. Harris. Ms. Harris has been employed by us since May, 1997, first as Vice President, Network Development and then, since March, 1998 as Vice President, Operations. From August, 1996 to May, 1997 Ms. Harris was a Managed Care Consultant with Insource Management Group. From August, 1994 to August, 1996 she was Vice President, Health Services for Doctors Health Plan, Inc. From July, 1991 to August, 1994 Ms. Harris held several positions with CIGNA, the last being Manager, Provider Relations in the Carolinas.

Darlene Ann M. Dunay, D.O. Dr. Dunay has served as a Director since April, 1995. Since 1987, Dr. Dunay, has maintained a solo general practice in Old Forge, Pennsylvania specializing in primary care. She is a diplomate of the National Board of Medical Examiners and is Board certified in family medical practice.

Gay D. Dunne, M.D. Dr. Dunne has served as a Director since June, 1995. Dr. Dunne has conducted a medical practice in dermatology since 1976 and is a Board certified dermatologist. Dr. Dunne is a member of the Executive Committee of the Pennsylvania Academy of Dermatology and the Membership and Manpower Committees of the American Academy of Dermatology.

Edward W. Gerner, M.D. Dr. Gerner has served as a Director since February, 1995. Dr. Gerner has conducted a medical practice in ophthalmology and neuro-ophthalmology in Philadelphia, Pennsylvania since 1976. He is a Clinical Associate Professor for the Departments of Ophthalmology and Neurology at Thomas Jefferson University School of Medicine and Board certified in Neurology and Ophthalmology. He is also a member of our company's Executive Committee.

Larry E. Goldstein, M.D., M.B.A. Dr. Goldstein has served as a Director since February, 1995. Dr. Goldstein has conducted a medical practice in urology since 1978. He practices in Philadelphia, Pennsylvania and Turnersville, New Jersey. Dr. Goldstein is a Board certified urologist and a Fellow of the American College of Surgeons. He is an instructor in urology at Thomas Jefferson University School of Medicine and serves on the Board of Directors of the Keystone Kidney Lithotripsy Center. Dr. Goldstein served as Secretary of our company from March, 1995 to November, 1996. He is also a member of our company's Executive Committee.

Frank H. Guinn, D.O. Dr. Guinn has served as a Director since February, 1995. Dr. Guinn has conducted an internal medical practice in Philadelphia, Pennsylvania since 1980. He is the Corporate Medical Director of Green Acres System, a nursing home.

Leonard P. Harman, D.O. Dr. Harman has served as a Director since March, 1995. Dr. Harman has conducted a family medical practice in Philadelphia, Pennsylvania since 1974. He is Board certified in family practice by the American Osteopathic Board of General Practice. He is also a member of our company's Executive Committee.

George R. Homa, D.O. Dr. Homa has served as a Director since February, 1995. Dr. Homa has conducted a family medical practice in Bridgeport, Pennsylvania since 1979. He is Board certified by the American College of Osteopathic General Practitioners and a Clinical Instructor of General Practice at the Philadelphia College of Osteopathic Medicine.

Lila Stein Kroser, M.D. Dr. Kroser has served as a Director since July, 1996. Dr. Kroser has conducted a family medical practice in Philadelphia, Pennsylvania since 1960. She is a Clinical Assistant Professor at MCP/Hahnemann School of Medicine. Dr. Kroser is the President of Medical Women's International Association and is the President of the Philadelphia County Medical Society. She is a member of the Commission on Quality and Scope of Practice of the American Academy of Family Physicians and the Council on Policy and Governmental Affairs of the Pennsylvania Medical Society.

Alice McCormick, D.O. Dr. McCormick has served as a Director since April, 1995. Dr. McCormick has been practicing medicine since 1980. She has maintained a practice in internal medicine in Greentown, Pennsylvania since July, 1995. She is a diplomate of the National Board of Medical Examiners.

John J. Nevulis, M.D. Dr. Nevulis has served as a Director since February, 1995. Dr. Nevulis has conducted a medical practice in orthopaedic surgery in the Philadelphia area since 1977. He is also President of Pennsylvania Orthopedic Network, an independent practice association of orthopedists. He is a Board certified orthopaedic surgeon and Fellow of the American Academy of Orthopaedic Surgeons. Dr. Nevulis served as Executive Vice President of our company from March, 1995 to November, 1996. He is also a member of our company's Executive Committee.

Mark A. Piasio, M.D. Dr. Piasio has served as a Director since March, 1995. Dr. Piasio has been an orthopaedic surgeon since 1989. He is a diplomate of the American Board of Orthopaedic Surgery and the National Board of Medical Examiners and is a fellow of the American Academy of Orthopaedic Surgery and the American College of Surgeons. He is the President of the Clearfield County Medical Society. He is also a member of our company's Executive Committee.

James G. Pitcavage, M.D. Dr. Pitcavage has served as a Director since June, 1995. Dr. Pitcavage has conducted a medical practice in pediatrics since 1965. Dr. Pitcavage is Chairman of Children's Health Network (a physician-hospital organization involving Children's Hospital of Pittsburgh and community physicians) and a Director of MCA/Sewickley Valley Hospital. He is also Clinical Associate Professor in the Department of Pediatrics for the University of Pittsburgh School of Medicine.

Robert S. Pyatt, Jr., M.D. Dr. Pyatt has served as a Director since February, 1995. Dr. Pyatt has conducted a medical practice in radiology since 1982. Since January, 1982 he has served as President of Chambersburg Imaging Associates. Since January, 1996 he has also served as Medical Director of Cumberland Valley Health Network, a physician-hospital organization. He is a Board certified radiologist and Fellow of the American College of Radiology. He has been Medical Director of the Radiology Department of Chambersburg Hospital since 1982. Dr. Pyatt is also Clinical Professor of Radiology at the George Washington University School of Medicine, Washington D.C.

Saad Sakkal, M.D. Dr. Sakkal has served as a Director since March, 1995. Dr. Sakkal has been the Medical Director of the Metabolic Care Center of Greenville since 1981 and of the Regional Diabetes Center in Greenville, Pennsylvania since 1991. He is Board certified in Medicine, Endocrinology and Metabolism, and Geriatric Medicine. From 1993 until 1997, Dr. Sakkal was Secretary-Treasurer of Physicians Independent Practice Association of Mercer County.

Jay H. Shah, M.D. Dr. Shah has served as a Director since February, 1995. Dr. Shah has maintained a family medical practice in Richboro, Pennsylvania since 1979. Dr. Shah is certified by the American Board of Family Practice and by the American Board of Quality Assurance and Utilization Review Physicians. Dr. Shah served as Vice President-Medical Affairs of our company from April, 1995 to November, 1996. He is also a member of our company's Executive Committee.

Milton D. Soiferman, J.D., D.O. Dr. Soiferman has served as a Director since February, 1995. Dr. Soiferman has conducted a medical practice in Philadelphia, Pennsylvania since 1979. He is certified in family practice by the American Osteopathic Board of Family Practice. Dr. Soiferman is a Fellow of the American College of Legal Medicine and a diplomate of the American Academy of Pain Management. He is also a member of our company's Executive Committee.

Jay Anthony Townsend, M.D. Dr. Townsend has served as a Director since June, 1995. Dr. Townsend has maintained a family practice in Newville, Pennsylvania since 1972. He is the President of Graham Medical Clinic, P.C. From 1992 to 1997 Dr. Townsend was the President of Carlisle Healthcare Alternatives, Inc., a physician hospital organization.

Herbert C. Perlman, M.D., F.A.C.R., M.P.A, resigned as a director effective November 27, 1998.

Officers hold office until the election and qualification of their successors, or their earlier resignation or removal.

The Board has an Executive Committee and an Audit Committee. Drs. Brown, Gerner, Goldstein, Harman, Minehart, Nevulis, Piasio, Shah and Soiferman are members of the Executive Committee and Drs. Goldstein, Minehart and Shah are members of the Audit Committee. The Board does not have a Compensation Committee. The Executive Committee held two meetings in 1998 and the Audit Committee held one meeting in 1998. The Audit Committee was established to review our accounting and financial reporting systems and internal financial controls. In addition, the Audit Committee recommends to the Board of Directors the engagement of independent auditors and reviews the scope of their audit, their fees, the results of their engagement and the extent of their non-audit services to us, if any.

The Board held five meetings during 1998. The following directors attended fewer than 75% of the aggregate of total meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served: Drs. Dunay, Goldstein, Guinn, Harman, Homa, Kroser, McCormick, Piasio, Pitcavage, Pyatt, Sakkal, Shah and Townsend.

Security Ownership of Management

The following table sets forth the number of shares of our Class A voting common stock and Class B non-voting common stock held of record as of May 21, 1999 by each of our three highest paid persons, who were officers or directors during 1998, as well as the number of shares held of record owned by all of our officers and directors as a group.





                                    Shares of Class A Common                      Shares of Class B Common
                                      Stock Owned of Record                         Stock Owned of Record
Name of Owner                      Number of Shares  Percentage                 Number of Shares  Percentage
-------------                      ----------------  ----------                 ----------------  ----------

Richard A. Felice(1)                     0               0                             0               0
T. Clark Phillip(1)                      0               0                             0               0
Jack J. Jaroh(1)                         0               0                             0               0
All directors and officers              27               1%                           21               2%
as a group (23)(2)

         1 Owns options to purchase 15,000 shares of Common Stock, granted April 30, 1999, which vest in equal annual increments over a three-year period from the date grant.

         2 Includes 1 share of Class A common stock held by a pension and profit sharing plan with respect to which Dr. Pyatt acts as co-trustee.

To our knowledge, no person owns more than 10% of any class of our securities. Our directors may be regarded as the "parents" of our company, as that term is defined under the Securities Act of 1933.

Executive Compensation

The following table shows the aggregate annual remuneration of each of the three highest paid persons who were our officers or directors during 1998, and for all of our officers and directors as a group.


Name of Individual or                           Capacities in Which                               Aggregate
 Identity of Group                          Remuneration was Received                            Remuneration
 -----------------                          -------------------------                            ------------
Richard A. Felice                           President and Chief Executive
                                            Officer                                              $283,428

Jack J. Jaroh                               Vice President, Sales and Marketing                  $178,390

T. Clark Phillip                            Treasurer, Chief Financial Officer
                                            and Assistant Secretary                              $145,861

All officers and
directors as a group (23 persons)                                                                $729,127

Stock Option Plan

At a Special Meeting of our shareholders held on January 9, 1999, the shareholders approved the adoption of the Pennsylvania Physician Healthcare Plan, Inc. Stock Option Plan. The Stock Option Plan provides for the grant to our officers and full-time employees of options for the purchase of up to an aggregate of 200,000 shares of common stock. Options may be either "incentive options" within the meaning of Section 422 of the Internal Revenue Code, non-qualified options or a combination of incentive and non-qualified options. Options granted under the Stock Option Plan may expire no later than ten years from the date of grant. The Board of Directors has the authority to determine those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased and the option price.

On April 30, 1999 the Board of Directors authorized grants under the Stock Option Plan of options to purchase 15,000 shares to each of Messrs. Felice, Phillip and Jaroh and Ms. Harris. The options vest in equal increments over a three year period from the date of grant, expire ten years from the date of grant and carry an exercise price of $20.00 per share.

Directors' Compensation

Each of our directors is entitled to reimbursement for all reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. Directors do not receive separate cash consideration for their services in that capacity. On April 30, 1999 the Board of Directors adopted a plan to award options to members of the Board. Pursuant to the plan, each director receives options to purchase 125 shares for each Board and committee meeting attended, beginning with the April 30, 1999 Board meeting, up to a maximum of 1,000 options each calendar year. The exercise price of all options granted to directors will be the fair market value of the shares at the time of grant, as determined by the Board. The Board fixed the exercise price of the options granted on April 30, 1999 at $20 per share.

Employment Agreements

Mr. Felice is employed under an agreement with Pennsylvania Physicians Care Service Corp., our wholly-owned subsidiary, dated as of September 3, 1996. The agreement originally provided Mr. Felice with an annual salary of $200,000 and an annual bonus of 15% of his annual salary based on mutually agreed performance criteria, which was guaranteed and paid in advance in the first year. The agreement provided for reimbursement of moving expenses when they were incurred as well as other fringe benefits. Mr. Felice also received a $5,000 signing bonus. The agreement was amended September 2, 1997 to increase Mr. Felice's annual salary to $235,000, subject to adjustment, and to provide for an annual bonus of up to 20% of his annual salary, based on mutually agreed performance criteria. The agreement is subject to automatic renewal for additional periods of one year each, unless terminated by either party at least 60 days prior to the end of the then current term. Mr. Felice is entitled to a $200,000 payment if we fail to renew the agreement during its first five years or terminate the agreement prior to the end of any renewal term, for other than good and sufficient cause. Additionally, in the event our management is restructured during the five year period so that Mr. Felice is no longer Chief Executive Officer, or such that he does not accept the position upon being offered it, he has the right to terminate the agreement and receive a severance payment of $400,000. Under the agreement Mr. Felice may not, for a period of one year after termination, regardless of the cause of termination, compete with us in any geographic area in which we are then doing business, are licensed, or have a license application pending with any state agency.

Mr. Jaroh is employed under an agreement with Pennsylvania Physicians Care Service Corp. dated as of February 28, 1997. The agreement provides for an annual salary of $140,000, subject to adjustment, plus commissions equal to $2.00 per member for each member enrolled in our health care plans, other than members enrolled pursuant to self-insured employer agreements or arrangements. Mr. Jaroh is eligible for an annual bonus of up to 15% of his annual salary, based on mutually agreed performance criteria. The agreement provides for reimbursement of moving expenses when they are incurred, as well as certain other fringe benefits. Mr. Jaroh also received a $20,000 signing bonus. The agreement is subject to automatic renewal for additional periods of one year, unless terminated by either party at least 60 days prior to the end of the then current term. Mr. Jaroh is entitled to $140,000, payable over 12 months, if we terminate the agreement within the first two years for other than good and sufficient cause. After the first two years, Mr. Jaroh is entitled to an amount equal to one half of his then annual salary, payable over six months, if we terminate the agreement prior to the end of any renewal term for other than good and sufficient cause. Under the agreement, Mr. Jaroh may not, for a period of one year after termination, if such termination is for good and sufficient cause or due to his disability, compete with us in any geographic area in which we are then doing business, are licensed, or have a license application pending with a state agency. If Mr. Jaroh is terminated for other than good and sufficient cause, the non-compete period only extends for the period of time for which Mr. Jaroh is receiving payments from us.

Financial Statements

For certain information concerning our company, see the financial statements and report of Deloitte & Touche, LLP, independent auditors, included in the Annual Report accompanying this proxy statement. The report is not incorporated in this proxy statement and is not deemed to be a part of the proxy soliciting material. Representatives of Deloitte & Touche, LLP are not expected to be present at the Annual Meeting. We have selected Deloitte & Touche, LLP as our principal accountant for the current year.

Cost of Solicitation

We will bear the cost of solicitation of proxies from shareholders. In addition to the use of mails, proxies may be solicited by telephone by our officers, directors and employees who will not be specially compensated for these services.

Other Matters

The Board of Directors is not aware of any matters not set forth in this proxy statement which may come before the Annual Meeting. If, however, any such matter properly comes before the Annual Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

Deadline for Filing Shareholder Proposals for 2000 Annual Meeting

Shareholder proposals for the 2000 annual meeting must be received by January 13, 2000 to be considered for inclusion in our 2000 proxy statement. In addition, any proposal for consideration at the 2000 annual meeting submitted by a shareholder outside of the processes of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely unless it is received by us on or before March 29, 2000.

                                   EXHIBIT "A"

                                   Definitions
                                   -----------

         As used in the proxy statement, the following terms shall have the definitions indicated.

                  "Oral surgeon" shall mean a dentist who is Board certified or eligible for Board certification by the American Board of Oral and Maxillofacial Surgery.

                  "Qualified retirement plan" shall mean a retirement plan in which a practicing physician (medical doctor or doctor of osteopathy), podiatrist or oral surgeon either (a) "self directs" the investments in the Plan; or (b) is a trustee of the Plan, and all other trustees are also practicing physicians, podiatrists or oral surgeons, and the Plan holds Class A shares equal to the number of trustees.

                                      PROXY

                  PENNSYLVANIA PHYSICIAN HEALTHCARE PLAN, INC.

             This Proxy is Being Solicited by the Board of Directors
              Annual Meeting of Class A Shareholders, June 26, 1999

         I appoint Gary C. Brown and Richard A. Felice, together and individually, Proxies for the undersigned with power to substitute others in their place. The Proxies shall vote as designated below, all the shares of Class A Common Stock held by the undersigned at the Annual Meeting of Class A Shareholders of Pennsylvania Physician Healthcare Plan, Inc. to be held at 651 East Park Drive, Harrisburg, Pennsylvania on June 26, 1999, at 10:00 a.m. (the "Meeting"), or any adjournment thereof. The Meeting is more fully described in the Notice of Meeting and Proxy Statement, which I acknowledge receiving.

1. Election of the following nominees to serve as Directors until the 2002 annual meeting:

             Gary C. Brown, Darlene Ann M. Dunay, Richard A. Felice, Edward W. Gerner, Lila Stein Kroser, Alice McCormick, Jay H. Shah

[ ] FOR ALL NOMINEES     [ ] WITHHOLD AUTHORITY     [ ] FOR ALL NOMINEES
                             TO VOTE FOR ALL            EXCEPT AS INDICATED
                             NOMINEES                   BELOW

                                                        ------------------------

                                                        ------------------------


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.


                             (Please see other side)

         I acknowledge receipt of the Annual Report of the Company for the year 1998.

         I revoke all proxies given by me with respect to the Meeting and approve all actions by the Proxies or their substitutes pursuant to this Proxy.

         This Proxy, when properly executed, will be voted as directed, but if no direction is given, this Proxy will be voted FOR All Nominees.

         I certify that I am a practicing physician (medical doctor or doctor of osteopathy), podiatrist or oral surgeon, or a Qualified Retirement Plan and acknowledge that, under the terms of the Company's charter documents, I am voting only one Class A Share. I intend that the Company will rely on the statement in the previous sentence.


                                         Dated:                        , 1999
                                               ------------------------


                                         ------------------------------------
                                                  Class A Shareholder

                                         (Please sign exactly as your name
                                         appears hereon. Executors,
                                         administrators or trustees should so
                                         indicate when signing.)

                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY